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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                January 17, 1996
               -------------------------------------------------
               (Date of Report; Date of Earliest Event Reported)


                               Organogenesis Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                  0-15246                         04-2871690
         ------------------------      ---------------------------------
         (Commission File Number)      (IRS Employer Identification No.)


              150 Dan Road, Canton, Massachusetts                 01876
            ----------------------------------------           ----------
            (Address of principal executive offices)           (Zip Code)


                                 (617) 575-0775
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5.   Other Events.

        On January 17, 1996 Organogenesis Inc. ("Organogenesis") and Sandoz Ltd. ("Sandoz") announced an agreement between the parties that gives Sandoz licensing rights to Graftskin[TRADEMARK], a manufactured human skin product. Under the terms of the agreement, Sandoz will have exclusive worldwide marketing rights to Graftskin[TRADEMARK] and Organogenesis will supply Sandoz' global requirements for the product. Sandoz will provide Organogenesis up to a total of $37.5 million in equity investments, milestone payments and research support, including an initial $5 million equity investment at $23.37 per share and additional equity investments of $10.5 million upon achievement of specified milestones. The initial equity investment will give Sandoz approximately 1.6% of the outstanding shares of Organogenesis. The agreement also provides for manufacturing payments and royalty revenues.

Item 7.   Financial Statements and Exhibits.
-------------------------------------------

          (c)  Exhibits.

Exhibit No.                             Exhibit
-----------                             -------
      99.1                     Press Release, dated January 17,
                               1996, announcing Graftskin[TRADEMARK] License
                               Agreement between Organogenesis and
                               Sandoz and equity investment in
                               Organogenesis by Sandoz.









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                                   SIGNATURES



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  January 31, 1996



                                         /s/ HERBERT M. STEIN
                                        -----------------------------------
                                        By: Herbert M. Stein
                                        Title: Chief Executive Officer





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